Exhibit 99.1

DTS Reports Fourth Quarter and Fiscal 2012 Financial Results

Network-Connected Business Drives Revenue Growth Into 2013

CALABASAS, Calif., March 11, 2013 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced financial results for the fourth quarter and fiscal year ended December 31, 2012.

Revenue for the fourth quarter was $29.8 million, including 86% year-over-year growth from the network-connected markets. This compares to revenue of $29.0 million in the fourth quarter of 2011, which included $1.6 million in royalty recoveries. Excluding royalty recoveries, the 9% year-to-year increase in total revenue resulted primarily from robust growth in the Company's network-connected business, which was bolstered by the acquisition of SRS Labs, Inc. last July. These results were partially offset by the continuing decline in demand for DVD products and a decline in Blu-ray revenue attributable in part to a comparably weaker holiday season in 2012.

Non-GAAP net income in the fourth quarter of 2012 was $6.1 million, or $0.33 per diluted share net of tax, compared to non-GAAP net income of $8.8 million, or $0.52 per diluted share net of tax, in the fourth quarter of 2011. Non-GAAP operating margin in the fourth quarter of 2012 was 26%, compared to 50% in the fourth quarter of 2011, largely due to increased expenses resulting from recent acquisitions as well as investments to support the Company's emerging network-connected business.

GAAP net income in the fourth quarter of 2012 was $302,000, or $0.02 per diluted share, compared to $7.1 million, or $0.42 per diluted share, in the fourth quarter of 2011. GAAP net income for the fourth quarter of 2012 includes $3.0 million, or $0.09 per diluted share net of tax, in stock-based compensation expense; $4.8 million, or $0.15 per diluted share net of tax, in acquisition and integration-related costs; and $2.0 million, or $0.06 per diluted share net of tax, in amortization of intangibles.

For the full year, revenue was $100.6 million, compared to revenue of $96.9 million in 2011. Revenue from royalty recoveries for 2012 was $2.4 million as compared to $2.0 million in 2011.

Non-GAAP net income for the full year was $4.7 million, or $0.27 per diluted share net of tax, compared to $24.7 million, or $1.40 per diluted share net of tax, in 2011. Non-GAAP operating margin for the full year was 24%, compared to 42% in 2011.

GAAP net loss for the full year was $15.5 million, or $0.89 per diluted share, compared to net income of $18.3 million, or $1.04 per diluted share, in 2011. GAAP net income for 2012 includes $11.3 million, or $0.39 per diluted share net of tax, in stock-based compensation expense; $15.7 million, or $0.44 per diluted share net of tax, in acquisition and integration costs; and $4.8 million, or $0.17 per diluted share net of tax, in amortization of intangibles.

The GAAP and non-GAAP reconciling items for the quarters and years ended December 31, 2012 and 2011 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

The Company generated $14.8 million in cash flow from operations in 2012, compared to $24.2 million in 2011, and closed the year with cash and investments totaling $77.0 million.

"The fourth quarter concluded a transformative year for DTS. Over the course of 2012, we successfully completed the integration of two acquisitions, realized all anticipated synergies, extended our capabilities as a complete audio solutions provider, and significantly enhanced our network-connected footprint," said Jon Kirchner, chairman and CEO of DTS, Inc.

Mr. Kirchner continued, "DTS is dramatically changing the way consumers experience entertainment – whether on-the-go or at home – and we are very excited about our strong product pipeline, including the products recently announced at CES and Mobile World Congress. New technologies such as our Play-Fi wireless audio delivery technology and Headphone:X™, a game-changing technology designed to create an immersive, multi-dimensional sound experience using only a pair of standard headphones, are generating significant industry excitement. We are poised to accelerate our network-connected growth in 2013 and are intently focused on positioning the Company for improved financial performance as we move through our strategic transition."

Business Outlook

For 2013, the Company expects revenue in the range of $140 to $146 million, including a normal level of royalty recoveries. The midpoint of this range reflects approximately 42% year-over-year growth, of which 16 percentage points are expected to be from organic growth and 26 percentage points are expected to come from acquired technologies, which have now been integrated into the Company's ongoing business. The Company expects growth in 2013 to come primarily from the network-connected markets and particularly from the growing licensing of audio processing in TVs and mobile devices. The Company expects the network-connected markets to grow to more than 40% of total revenue in 2013, Blu-ray to be nearly 25% of revenue, the automotive market to be between 10% and 15% of revenue, and home AV to be just under 15% of total revenue in 2013.

The Company expects non-GAAP operating margins in the low- to mid-20s and non-GAAP diluted EPS in the range of $1.05 to $1.20. In 2013, stock-based compensation expense is expected to be in the range of $0.44 to $0.47 per diluted share net of tax, and amortization of intangibles is expected to be in the range of $0.39 to $0.42. On a GAAP basis, the Company expects operating profit of approximately 3-6% and EPS in the range of $0.22 to $0.31.

DTS management will provide details of its full-year outlook and expectations for the Company through 2013 on the conference call today, Monday, March 11, 2013, starting at 1:30 p.m. Pacific Time. The outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition and integration-related charges. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Conference Call Information for Monday, March 11, 2013

DTS will also host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the fourth quarter and fiscal year 2012 results. To access the conference call, dial 1-877-941-8609 or 1-480-629-9692 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, March 11, 2013 through 11:59 p.m. Pacific Time, March 18, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4602473#.

About DTS, Inc.

DTS (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS' audio solutions enable delivery and playback of clear, compelling high-definition audio which is incorporated by hundreds of licensee customers around the world, into an array of consumer electronic devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in car audio systems, digital media players, DVD players, game consoles, home theaters, PCs, set-top boxes, smart phones, surround music content and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

The DTS, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11752

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the continued decline in optical disc media consummation, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of December 31, 2012	As of December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 57,831	$ 46,944
Short-term investments	14,214	38,697
Accounts receivable, net of allowance for doubtful accounts of $679 and $251 at December 31, 2012 and 2011, respectively	6,910	5,322
Deferred income taxes	1,782	1,296
Prepaid expenses and other current assets	4,572	1,823
Income taxes receivable, net	5,196	2,591
Total current assets	90,505	96,673
Property and equipment, net	33,325	32,800
Intangible assets, net	61,400	4,549
Goodwill	51,314	1,257
Deferred income taxes	26,312	13,574
Long-term investments	5,000	6,922
Other assets	4,826	3,695
Total assets	$ 272,682	$ 159,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,771	$ 1,056
Accrued expenses	15,954	3,605
Deferred revenue	7,659	1,121
Total current liabilities	26,384	5,782
Long-term debt	30,000	—
Deferred income taxes	17,248	—
Other long-term liabilities	17,720	7,886

Stockholders' equity:
Preferred stock -- $0.0001 par value, 5,000 shares authorized at December 31, 2012 and 2011; no shares issued and outstanding	—	—
Common stock -- $0.0001 par value, 70,000 shares authorized at December 31, 2012 and 2011; 20,710 and 20,536 shares issued at December 31, 2012 and 2011, respectively; 18,208 and 16,536 outstanding at December 31, 2012 and 2011, respectively	3	3
Additional paid-in capital	213,787	192,819
Treasury stock, at cost - 2,502 and 4,000 shares at December 31, 2012 and 2011, respectively	(59,848)	(107,222)
Accumulated other comprehensive income	659	644
Retained earnings	26,729	59,558
Total stockholders' equity	181,330	145,802

Total liabilities and stockholders' equity	$ 272,682	$ 159,470

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)

Revenue	$ 29,775	$ 29,012	$ 100,649	$ 96,922
Cost of revenue	1,854	217	4,347	860
Gross profit	27,921	28,795	96,302	96,062
Operating expenses:
Selling, general and administrative	21,098	13,296	78,409	52,904
Research and development	8,859	3,780	25,774	13,539
Total operating expenses	29,957	17,076	104,183	66,443
Operating income (loss)	(2,036)	11,719	(7,881)	29,619
Interest and other income (expense), net	(285)	(11)	(352)	311
Income (loss) before provision for income taxes	(2,321)	11,708	(8,233)	29,930
Provision (benefit) for income taxes	(2,623)	4,631	7,261	11,661
Net income (loss)	$ 302	$ 7,077	$ (15,494)	$ 18,269

Net income (loss) per common share:
Basic	$ 0.02	$ 0.43	$ (0.89)	$ 1.08
Diluted	$ 0.02	$ 0.42	$ (0.89)	$ 1.04

Weighted average shares outstanding:
Basic	18,467	16,541	17,446	16,982
Diluted	18,697	17,004	17,446	17,575

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$ 302	$ 7,077	$ (15,494)	$ 18,269
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,333	1,470	9,625	5,337
Stock-based compensation charges	2,958	2,527	11,316	9,283
Deferred income taxes	(6,011)	2,403	(2,826)	2,873
Tax benefits from stock-based awards	8,553	238	8,661	314
Excess tax benefits from stock-based awards	(8,567)	(245)	(8,879)	(275)
Other	441	92	822	454
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(1,050)	(1,984)	5,316	649
Prepaid expenses and other assets	(2,056)	(235)	(2,381)	(1,044)
Accounts payable, accrued expenses and other liabilities	(1,297)	(978)	5,004	(5,600)
Deferred revenue	3,642	(894)	6,032	(5,537)
Income taxes receivable	(2,754)	223	(2,405)	(492)
Net cash provided by (used in) operating activities	(2,506)	9,694	14,791	24,231
Cash flows from investing activities:
Purchases of held-to-maturity investments	--	(4,077)	(3,450)	(40,660)
Purchases of available-for-sale investments	(4,816)	(10,641)	(46,890)	(23,529)
Maturities of held-to-maturity investments	--	18,784	20,120	74,470
Maturities of available-for-sale investments	9,442	3,800	31,534	3,800
Sales of held-to-maturity investments	--	--	9,109	--
Sales of available-for-sale investments	--	--	24,760	--
Cash paid for business acquisitions, net	--	--	(59,616)	--
Purchases of property and equipment	(1,412)	(614)	(4,225)	(3,057)
Purchases of intangible assets	(162)	(132)	(584)	(545)
Net cash provided by (used in) investing activities	3,052	7,120	(29,242)	10,479
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	565	503	1,976	4,099
Repurchases and retirement of common stock for restricted stock tax withholdings	(19)	(74)	(985)	(1,585)
Excess tax benefits from stock-based awards	8,567	245	8,879	275
Proceeds from long-term borrowings	--	--	30,000	--
Purchases of treasury stock	(8,651)	(5,489)	(14,532)	(32,299)
Net cash provided by (used in) financing activities	462	(4,815)	25,338	(29,510)
Net change in cash and cash equivalents	1,008	11,999	10,887	5,200
Cash and cash equivalents, beginning of period	56,823	34,945	46,944	41,744
Cash and cash equivalents, end of period	$ 57,831	$ 46,944	$ 57,831	$ 46,944

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Cost of revenue:
GAAP cost of revenue	$ 1,854	$ 217	$ 4,347	$ 860
Amortization of intangible assets	1,751	182	4,151	731
Stock-based compensation	--	4	--	12
Non-GAAP cost of revenue	$ 103	$ 31	$ 196	$ 117

Selling, general and administrative:
GAAP selling, general and administrative	$ 21,098	$ 13,296	$ 78,409	$ 52,904
Amortization of intangible assets	253	140	551	462
Stock-based compensation	2,258	2,076	8,940	7,622
Acquisition and integration related costs*	3,412	--	13,469	--
Non-GAAP selling, general and administrative	$ 15,175	$ 11,080	$ 55,449	$ 44,820

Research and development:
GAAP research and development	$ 8,859	$ 3,780	$ 25,774	$ 13,539
Amortization of intangible assets	--	45	90	179
Stock-based compensation	700	447	2,376	1,649
Acquisition and integration related costs*	1,340	--	2,234	--
Non-GAAP research and development	$ 6,819	$ 3,288	$ 21,074	$ 11,711

Operating income (loss):
GAAP operating income (loss)	$ (2,036)	$ 11,719	$ (7,881)	$ 29,619
Amortization of intangible assets	2,004	367	4,792	1,372
Stock-based compensation	2,958	2,527	11,316	9,283
Acquisition and integration related costs*	4,752	--	15,703	--
Non-GAAP operating income	$ 7,678	$ 14,613	$ 23,930	$ 40,274
Non-GAAP operating income as a % of revenue	26%	50%	24%	42%

Net income (loss):
GAAP net income (loss)	$ 302	$ 7,077	$ (15,494)	$ 18,269
Amortization of intangible assets	2,004	367	4,792	1,372
Stock-based compensation	2,958	2,527	11,316	9,283
Acquisition and integration related costs*	4,752	--	15,703	--
Tax impact of the above items	(3,886)	(1,158)	(11,581)	(4,262)
Non-GAAP net income	$ 6,130	$ 8,813	$ 4,736	$ 24,662

Non-GAAP diluted income (loss) per common share	$ 0.33	$ 0.52	$ 0.27	$ 1.40

Weighted average diluted shares outstanding:	18,697	17,004	17,790	17,575

* On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction. On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2013 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2013
	Low	High
Operating income as a % of revenue:

GAAP operating income as a % of revenue	3%	6%
Amortization of intangible assets	9	9
Stock-based compensation	9	10
Non-GAAP operating income as a % of revenue	21%	25%

Net income per diluted share:

GAAP net income per diluted share	$ 0.22	$ 0.31
Amortization of intangible assets	0.65	0.70
Stock-based compensation	0.73	0.78
Tax impact of the above items	(0.55)	(0.59)
Non-GAAP net income per diluted share	$ 1.05	$ 1.20

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.5	18.5
CONTACT: Media & Investor Contacts
         Sard Verbinnen & Co
         John Christiansen/Jenny Gore
         jchristiansen@sardverb.com/jgore@sardverb.com
         (415) 618-8750